Exhibit 10.2

PIERCE CAPITAL INVESTING AGREEMENT

LESSOR:	LESSEE:
Pierce Capital Investing, LLC	NANO Magic LLC
9885 Milford Rd Full Legal Name	31601 Research Park DR.
Holly, Ml 48442	Billing Address

734-502-8342	Madison Heights	M1	49071
	City	State	Zip
	Jacque Soptick Accounting@nanomagic.com
	Send invoice to attention of
	(800) 883 - 6266
	Telephone

EQUIPMENT INFORMATION: SEE ATTACHED EXHIBIT A

EQUIPMENT LOCATION:

NUMBER & AMOUNT OF LEASE PAYMENTS:

36	Monthly	36	$1.972.31
Term of Lease in Months	Payment Frequency	Number of Lease Payments	Lease Payment

1. LEASE. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Equipment described above and on any attached schedule (herein with all replacement parts, repairs, additions and accessories called “Equipment”) on the terms and conditions set forth in this Lease and on any schedule hereto.

2. TERM AND RENT. The term of this Lease shall commence at the time of Lessor’s acceptance of the Lease in writing. The term shall thereafter continue until all obligations of the Lessee under the Lease shall have been fully performed. The first Lease Payment will be applied on the date the Lease is accepted by Lessor or any later date designated by Lessor (“Lease Commencement Date”). The second Lease Payment shall be due on the date designated in writing by the Lessor (not later than 60 days from the Lease Commencement Date) and subsequent payments shall be due on the same day of each successive month (or other time period as designated above) thereafter until the balance of the Lease Payments and any additional Lease Payments or expenses chargeable to Lessee under this Lease shall have been paid in full. Lessee’s obligation to pay such Lease Payments shall be absolute and unconditional and is not subject to any abatement, set-off, defense or counterclaim for any reason whatsoever. All payments hereunder shall be made to Lessor at its address specified above or such other place as Lessor, in writing, directs. If the term is extended, the word “term” as used herein shall be deemed to refer to all extended terms. All provisions of this Lease shall apply during any extended term except as may be otherwise specifically provided in this Lease, in a Schedule to this Lease, or in any subsequent written agreement of the parties. The Lessee is obligated to pay to the Lessor any applicable sales tax on the lease payments as required by state and local laws.

3. TITLE, PERSONAL PROPERTY, TAXES AND LOCATION. The Furniture is, and shall at all times be and remain the sole and exclusive property of Lessor, and Lessee, notwithstanding any trade-in or down payment made by Lessee or on its behalf and with respect to the Equipment, shall have no right, title or interest therein or thereto, except as to the use thereof subject to the terms and conditions of this Lease. The Equipment is, and at all times shall remain, personal property notwithstanding that the Equipment or any item thereof may now be, or hereafter become in any manner affixed or attached to, or imbedded in, or permanently resting upon real property or any improvement thereof or attached in any, manner to what is permanent. If requested by Lessor prior to or at any time during the term hereof with respect to any item of Equipment, Lessee will obtain and deliver to Lessor waivers of interest or liens in recordable form, satisfactory to Lessor, from all persons claiming any interest in the real property on which such Equipment is installed or located. The Equipment shall be kept at the address designated in the Lease and shall not be removed therefrom without the prior written consent of the Lessor. The Lessor shall withhold written consent to move the equipment greater than seventy-five (75) miles from an existing Lessor’s office, due to the service commitments listed in this agreement. The Lessee is required to reimburse the Lessor any Personal Property Taxes assessed to the Lessor on the Equipment leased by the Lessee.

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4. ASSIGNMENT. This Lease or the rights hereunder shall not be assigned, nor shall the Lessee sublease or lend the Equipment or submit it to be used by anyone other than Lessee’s employees without the prior written consent of Lessor. Lessor may at any time assign all or part of any interest in this Lease and in each item of Equipment and monies to become due to Lessor hereunder; and, Lessor may grant security interest in the Equipment, subject to the Lessee’s rights therein. In such events, all the provisions of this Lease for the benefit of Lessor shall insure to the benefit of and be exercised by or on behalf of such assignee, but the assignee shall not be liable for or be required to perform any of Lessor’s obligations to Lessee. The Lessor may direct that all Lease Payments due and to become due under this Lease and assigned by Lessor shall be paid directly to assignee, upon notice of such assignment to Lessee. The right of the assignee to the payment of assigned Lease Payments and performance of all Lessee’s obligations, and, to exercise any other of Lessor’s rights hereunder shall not be subject to any defense, counterclaim or setoff which the Lessee may have assert against the Lessor, and the Lessee hereby agrees that it will not assert any such defenses, set-offs, counterclaims and claims against the assignee.

5. OWNERSHIP OF EQUIPMENT. Upon expiration of the Lease Term, assuming all payments due under the lease have been made, the equipment listed on Exhibit A becomes the sole property of Nano Magic LLC.

6. LOSS OR DAMAGE. Lessee hereby assumes and shall bear the entire risk of loss (including theft and requisition of use) or destruction of or damage to the Equipment from any and every cause whatsoever, whether or not insured, until the Equipment is returned to Lessor. NO such loss or damage shall relieve Lessee from any Obligation under this Lease, which shall continue in fill force and effect. In event of damage to or loss or destruction of the Equipment (or any item thereon, Lessee shall promptly notify Lessor in writing of such fact and shall, at the option of Lessor, (a) place the same in good repair, condition and working order, (b) replace the Equipment with like equipment in good repair, condition and working order, acceptable to Lessor and transfer clear title to such replacement equipment to Lessor, whereupon such equipment shall be subject to this Lease and be deemed the Equipment for purposes hereof, or (c) pay to Lessor the total of all unpaid Lease Payments for the entire Lease Term plus the estimated fair market value of the Equipment at the end of the originally scheduled Lease Term, whereupon this Lease shall terminate with respect thereto. All proceeds of insurance received by Lessor as a result of such loss or damage shall, where applicable, be applied toward the replacement or repair of the Equipment or the payment of the obligations of Lessee hereunder.

7. INSURANCE. Lessee shall obtain, maintain and keep the Equipment insured against all risks of loss or damage from every cause whatsoever in an amount not less than the actual cash value of the Equipment without deductible and without co-insurance. Lessor, its successors or assigns, shall be the sole named loss payee with respect to insurance for damage to or loss of the Equipment and shall be named as an additional insured on Lessee’s public liability insurance. Lessee shall pay all premiums for such insurance and shall deliver to Lessor certificate of insurance or other evidence satisfactory to Lessor evidencing the insurance required thereby, along, with proof satisfactory to Lessor, of the payment of the premium therefore, provided, however, that Lessor shall be under no duty to ascertain the existence of or to examine such insurance policy or to advise Lessee in the event such insurance coverage shall not comply with the requirement hereof. All insurance shall provide at least sixty (60) days advance written notice to Lessor before any cancellation or material modification thereof. Lessee hereby irrevocably appoints Lessor as Lessee’s attorney-at-fact to make claim for, receive payment of, and execute and endorse all documents, checks or drafts received in payment for loss or damage under any such insurance policy. Unless Lessee is in default, Lessee may with the prior written approval of Lessor, settle and adjust all such claims. Lessee agrees if Lessee shall fail to procure, maintain, and pay for such insurance, Lessor shall have the right, but not the obligation to obtain such insurance on behalf of and at the expense of Lessee. In the event Lessor does obtain such insurance, Lessee agrees to pay all costs thereof with the next Lease Payment.

8. INDEMNITY. Lessee shall hold Lessor harmless from, and defend Lessor against any and all claims, actions, suits, proceedings costs, expenses, damages, and liabilities, including attorney’s fees, arising out of, connected with, or resulting from the Equipment or the Lease, including without limitation, the manufacture, selection, delivery, possession, use, operation or return of the Equipment.

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9. DEFAULT AND REMEDIES. Ifa petition in bankruptcy, arrangement, insolvency, or reorganization is filed by or against Lessee or any guarantor of Lessee’s obligations hereunder, or if Lessee or any guarantor of Lessee’s obligations makes an assignment for the benefit of creditors or if Lessee defaults in payment required under this Lease or under any other Lease agreement between Lessor and Lessee, Lessee agrees Lessor may exercise any one or more of the following remedies: (a) To declare the entire unpaid balance of Lease Payments for the unexpired term of the Lease immediately due and payable and to similarly accelerate the balances due under any other Leases between Lessor and Lessee with notice of demand. (b) To sue for and recover all Lease Payments and other monies due and to become due under the Lease, plus the estimated fair market value of the Equipment at the end of the originally scheduled Lease Term, all of which shall be discounted to the date of default at six (6%) percent per annum, but only to the extent permitted by law. _(c) To require Lessee to assemble all Equipment at Lessee’s expense, at a place reasonably designated by Lessor. (d) To remove any physical obstructions for removal of the Equipment from the place where the Equipment is located and take possession of any or all items of Equipment, without demand of notice, wherever same may be located, disconnecting and separating all such Equipment from any other property, with or without any court order or pre-taking hearing or other process of law, it being understood that facility of repossession in the event of default is a basis for the financial accommodation reflected by this Lease. Lessee hereby waives any and all damages occasioned by such retaking. Lessee shall also be liable for and shall pay to Lessor (i) all expense incurred by Lessor in connection with the enforcement of any Lessor’s remedies, including all expenses of repossessing, storing, shipping, repairing and selling the Equipment, and (ii) Lessor’s reasonable attorneys’ fees. Lessee acknowledges that Lessor incurs substantial expense in training and retaining qualified personnel and maintaining sufficient inventory or access to such in order to provide the level of service required hereunder for the continued maintenance of the Equipment leased hereunder. Lessee further acknowledges that the Equipment leased hereunder rapidly becomes obsolete due to the constant changing of such technology. Lessor and Lessee both acknowledge the difficulty in establishing a value for the leased Equipment for any unexpired lease term should Lessee default under this Lease and owning to such difficulty both Lessor and Lessee mutually agree and assent that the provisions of this paragraph represent an agreed measure of damages and such agreed measure of damages for default are not to be deemed forfeiture or penalty.

Whenever any payment or any other amounts due under this Lease which are not paid when due hereunder by Lessee such amounts not paid shall bear interest at the lower of (i) two percent (2%) per month, or (ii) the highest interest rate allowed by law. Such amount shall be payable in addition to all amounts payable by Lessee as a result of exercise of any of the remedies herein provided.

All remedies of Lessor hereunder are cumulative, are in addition to any other remedies provided for by law, and may, to the extent permitted by law, be exercised concurrently or separately. The exercise of any one remedy shall not be deemed to be an election of such remedy or to preclude the exercise of any other remedy. No failure on the part of the Lessor to exercise and no delay in exercising any right or remedy shall operate as a waiver thereof or modify the terms of this Lease. A waiver of default shall not be a waiver of any other or subsequent default. Lessor’s recovery hereunder shall in no event exceed the maximum recovery permitted by law.

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10. UCC FILINGS. Lessee authorizes Lessor to file a financing statement with respect to the Equipment signed only by the Lessor where permitted by the Uniform Commercial Code. Lessee hereby appoints Lessor as Lessee’s attorney-in-fact to execute such financing statement on Lessee’s behalf and to do all acts or things which Lessor may deem necessary to protect Lessor’s title and interest hereunder. Lessor and Lessee further agree that a carbon, photographic or other reproduction of this Lease may be filed as a financing statement and shall be sufficient as a financing statement under the Uniform Commercial Code. It is the intent of the parties that this is a true Lease, and the filing of a financing statement under the Uniform Commercial Code shall not be construed as evidence that any security interest was intended to be created, but only to give public notice of Lessor’s ownership of the Equipment. If this Lease shall be deemed at any time to be one intended as security then Lessee hereby grants Lessor a security interest in the Equipment and the proceeds from the sale, lease or other disposition of the Equipment.

11. WARRANTY OF BUSINESS PURPOSE. Lessee hereby warrants and represents that the Equipment will be used for business purposes and not for personal, family or household purposes. Lessee acknowledges that Lessor has relied upon this representation in entering into this Lease.

12. AUTHORIZATION. Lessee represents and warrants to Lessor that Lessee has complete and unrestricted power to enter into this Lease; that the persons executing this Lease have been duly authorized to execute the same on behalf of Lessee and that all information supplied to Lessor by Lessee is true and correct.

13. MISCELLANEOUS. All obligations of the Lessee, of more than one, shall be joint and several. All paragraph headings are inserted for reference purposes only and shall not affect the interpretation or meaning of this Lease.

14. NOTICF„ Written notices to be given hereunder shall be deemed to have been given when delivered personally or deposited in the United States mails, postage prepaid addressed to such party at its address set forth above or at such other address as such party may have subsequently provided in writing.

15. CHOICE OF LAW. This Lease shall be binding and effective when accepted by Lessor at its corporate office in Livonia, Michigan, shall be deemed to have been made in Livonia, Michigan, and, except for local filing requirements, shall be governed by and construed in accordance with the laws of the state of Michigan. Lessee hereby consents to and agrees that personal jurisdiction over Lessee and subject matter jurisdiction over the Equipment shall be with the courts of the state of Michigan or the Federal District Court for Southeastern Michigan, solely at Lessor’s option, with respect to any provision of this Lease. Lessee also agrees to waive its right to a trial by jury.

16. ENTIRE AGREEMENT; NON-WAIVER; SEVERABILITY. This Lease contains the entire agreement and understanding between Lessee and Lessor relating to the subject matter hereof. No agreements or understanding shall be binding on the parties hereto unless set forth in writing and signed by the parties. Time is of the essence in this Lease. No waiver by Lessor of any breach or default shall constitute a waiver of any additional or subsequent breach or default by Lessor nor shall it be a waiver of any of Lessor’s rights. Any provision of this Lease which for any reason may be held unenforceable in any jurisdiction shall, as to such jurisdiction be ineffective to the extent of such unenforceability without invalidating the remaining provisions of this Lease, and any such unenforceability in any jurisdiction shall not render unenforceable such provisions in any other jurisdiction.

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Facsimile Signatures: You agree that a facsimile copy of this agreement bearing authorized signatures may be treated as an original.

Executed this L day of August 20 29

LESSOR:	LESSEE:

Nano Magic LLC
Pierce Capital Investing, LLC	Legal Name of Lesseee

Tom J. Berman, CEO
Name of Authorized Singer and Title (Print)

By:	By:	/s/ Tom J. Berman
Name of Authorized Singer and Title (Signature)

LESSOR: Pierce Capital Investing, LLC 9885

Milford Rd
Holly, Ml 48442

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NON-APPROPRIATION OF FUNDS ADDENDUM

(For School and Government Funded Agencies)

This Addendum will becqm part of that certain Equipment Rental Agreement #__________dated as of 8/11/20 (“Agreement”) between Lessor and Nano Magic LLC (“Lessee”). All capitalized terms used in this Addendum w Ich are not defined herein shall have the meanings given to such terms in the Agreement.

You hereby represent and warrant to Us that as of the date of the Agreement, and throughout the Agreement Term: (a) the individual who executed the Agreement had at the time of execution of the Agreement full power and authority to execute the Agreement; and that all required procedures necessary to make the Agreement a legal and binding obligation of the Lessee have been followed; (b) the Equipment is essential to the immediate performance of a governmental or proprietary function by You within the scope of Your authority and shall be used during the Agreement Term only by You and only to perform such function; (c) that all payments due and payable for the fiscal year are within the current budget and are within an available, unexhausted and unencumbered appropriation.

In the event You are not granted funds in future fiscal years for the Equipment and subject to the Agreement or for equipment which is functionally similar to the Equipment and operating funds are not otherwise available to You to pay the Rent and other payments due under the Agreement, and there is no other legal procedure or available funds by or with which payments can by made to Us, and the appropriation did not result from an act or omission by You, You shall have the right to return the Equipment in accordance with the section in the Agreement titled, Return of Equipment and terminate the Agreement on the last day of the fiscal period for which appropriations were received. At least thirty (30) days prior to the end of Your fiscal year, Your legal counsel shall certify in writing that (a) funds have not been appropriated for the fiscal period; (b) such non-appropriation did not result from any act or failure to act by You; and (c) You have exhausted all funds legally available for payment of Rent. If you terminate this Agreement because of non-appropriation of funds, You may not purchase, lease or rent, during such fiscal period, equipment performing functions similar to those performed by the Equipment for a period of twelve (12) months.

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Facsimile Signatures: You agree that a facsimile copy of this agreement bearing authorized signatures may be treated as an original.

LESSOR:	LESSEE:

By:	By:	/s/ Tom J. Berman (on behalf of Nano Magic LLC)
Printed Name:	Printed Name:	Tom J. Berman
Title:	Title:	CEO

Date	Date	8/11/20

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